SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-BIOSITE INCORPORATED

          GAMCO INVESTORS, INC.
                       5/17/07            3,194            91.7300
                       5/16/07           66,806            91.7537
          GAMCO ASSET MANAGEMENT INC.
                       5/17/07           10,000            91.6940
                       5/16/07            1,000            91.7100
           GABELLI FUNDS, LLC.
               GABELLI EQUITY TRUST
                       5/16/07           86,300            91.6993
               GABELLI EQUITY INCOME FUND
                       5/17/07           24,900            91.7066

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK MARKET

(2) PRICE EXCLUDES COMMISSION